Exhibit 1.1


                          BENEFICIAL CORPORATION
                         (a Delaware Corporation)

                       Medium-Term Notes, Series I

                             TERMS AGREEMENT


                                                 February 10, 1998


 Beneficial Corporation
 One Christina Centre
 301 North Walnut Street
 Wilmington, DE 19801


           Re:  Distribution Agreement dated July 25, 1997

      The undersigned ("UBS") agrees to purchase the following principal amount (in the specified currency or currency unit) of Notes:

 Trade Date:                      February 10, 1998

 Time of Delivery:                February 18, 1998

 Principal Amount:                $300,000,000

 Price to Public:                 Varying prices to be determined at the
                                  time of sale

 Specified Currency:              US dollars

 Interest Rate:                   Prior to February 18, 2003: 6.25%. On
                                  and after February 18, 2003, as
                                  described in the Pricing Supplement
                                  under "Interest Rate and Interest
                                  Payment Dates" to the extent the Call
                                  Option is exercised by the Callholder

 Price to be Paid to
   Beneficial Corporation:        102.186% of Principal Amount, which
                                  includes compensation for Call Option

 Aggregate Price to be paid
 to Beneficial Corporation
 (in immediately available
 funds) consisting of
 consideration for purchase
 of Notes which includes
 compensation for Call Option:    $306,558,000.00

 Interest Payment Dates:          February 18 and August 18, commencing
                                  August 18, 1998

 Call Option:                     The Notes may be called by the
                                  Callholder prior to maturity as
                                  described in the Pricing Supplement
                                  under "Call Option; Put Option."

 Put Option:                      The Notes may be required to be repaid
                                  pursuant to the Put Option prior to
                                  maturity as described in the Pricing
                                  Supplement under "Call Option; Put
                                  Option."

 Put/Call Date:                   February 18, 2003

 Maturity of Note:                February 18, 2013, subject to the Put
                                  Option as described in the Pricing
                                  Supplement

 Form:                            Book-Entry

 Settlement Date:                 February 18, 1998

      You hereby assign, transfer, convey and set over to Union Bank of Switzerland, London branch all of your right, title and interest in, to and under the Call Option relating to the Notes. You agree that the assignment contained in this paragraph is irrevocable, and that you will not take any action that is inconsistent with such assignment or make any other assignment inconsistent herewith. You will, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may specify.

      Reference is made to the Distribution Agreement referred to above for a more complete description of the rights and obligations of the parties hereto.

      Capitalized terms used herein shall have the respective meanings set forth in the Pricing Supplement.

      This Agreement shall be governed by and construed in accordance with the laws of New York.


 UBS Securities LLC


 By:  /s/ Corey B. Pinkston
    -----------------------------
    Name:  Corey B. Pinkston
    Title:  Director


 By:  /s/ Bruce Widas
    -----------------------------
    Name:  Bruce Widas
    Title:  Managing Director


 Accepted:

 BENEFICIAL CORPORATION

 By:  /s/ Samuel F. McMillan
    -----------------------------
    Name:  Samuel F. McMillan
    Title:  Senior Vice President
               and Treasurer


 UNION BANK OF SWITZERLAND,
    LONDON BRANCH, solely for
    purposes of the assignment
    of the Call Option


 By:  /s/ John Staddon
    -----------------------------
    Name:  John Staddon
    Title:  Executive Director


 By:  /s/ William McGowan
    -----------------------------
    Name:  William McGowan
    Title:  Director